UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 17, 2006
DATAWAVE SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26698	98-0186455
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
Wayne Interchange Plaza One, 145 Route 46 West, 3rd Floor, Wayne, NJ 07470
(Address of principal executive offices and Zip Code)
(973) 774-5000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)     Effective January 17, 2006, the Board of Directors of DataWave Systems Inc. (the “Company”) increased the size of the Board to four directors, and appointed Thom Way as a director to fill the vacancy caused by the increase, to serve on the Board of Directors until the next annual meeting of the stockholders of the Company.
Mr. Waye manages Sigma Opportunity Fund, LLC (“Sigma Fund”). As previously reported by the Company on a Form 8-K filed with the SEC on December 23, 2005, Sigma Fund acquired from Integrated Technologies & Systems, Inc. on December 22, 2005 a convertible promissory note dated February 1, 2005 issued by the Company in the principal amount of $600,000 (the “Note”), and concurrently with the acquisition of the Note, entered into a Registration Rights Agreement with the Company in respect of the 7,500,000 shares underlying the Note.
On January 3, 2006, Mr. Waye, Sigma Fund and their affiliated companies filed a Schedule 13D with the SEC reporting their 13.8% beneficial ownership interest in the shares underlying the Note. A copy of the Registration Rights Agreement was filed as an exhibit to the Schedule 13D.
Item 9.01. Financial Statements and Exhibits.
99.1     News Release issued by the Company on January 19, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWAVE SYSTEMS INC.

By
/s/ “John Gunn”
John Gunn
General Manager, Chief Financial Officer
Dated: January 19th, 2006